UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2004

Date of Report (Date of earliest event reported)

EXULT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30035	33-0831076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Innovation Drive, Suite 200

Irvine, CA 92612

(Address of principal executive offices)

(949) 856-8800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address of principal executive offices, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On April 12, 2004, the Company issued a press release regarding changes to the services the Company provides to Bank of America Corporation, including termination of certain services. A copy of that release is furnished as Exhibit 99.1 to this report and is incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibit is filed with this current report on Form 8-K:

Exhibit 99.1	Press Release dated April 12, 2004 of Exult, Inc. regarding changes to the services the Company provides to Bank of America Corporation, including termination of certain services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exult, Inc.
(Registrant)

/s/ Brian W. Copple
Brian W. Copple, Vice President
(Signature)

Date: April 12, 2004

Exhibit Index

Exhibit 99.1	Press Release dated April 12, 2004 of Exult, Inc. regarding changes to the services the Company provides to Bank of America Corporation, including termination of certain services.